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Exhibit 1.1

AKELA PHARMA INC.
Common Shares

Underwriting Agreement

October [    ], 2007

Lazard Capital Markets LLC
Oppenheimer & Co.
Broadpoint Capital, Inc.
    As representatives of the several Underwriters
        named in Schedule I hereto,
c/o Lazard Capital Markets LLC
30 Rockefeller Plaza
New York, NY 10020

Ladies and Gentlemen:

        Akela Pharma Inc., a company organized under the laws of Canada (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 5,250,000 Common Shares ("Stock") and, at the election of the Underwriters, up to 787,500 additional shares of the Company's Stock. The aggregate of 5,250,000 shares to be sold by the Company is herein called the "Firm Shares" and the aggregate of 787,500 additional shares to be sold by the Company is herein called the "Optional Shares". The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares". The offering of the Shares to the public is hereinafter referred to as the "Offering". For purposes of this Agreement, "Relevant Subsidiaries" as used herein shall include LAB SRL Barbados, LAB Pharma Oy, LAB Pharma Corporation USA and Formulation Technologies LLC ("PharmaForm").

        1.     (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

            (i)  A registration statement on Form F-1 (File No. 333-146684) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all financial schedules and exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in

  Section 1(a)(iii) hereof) is hereinafter called the "Pricing Prospectus"; and the final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; and any "issuer free writing prospectus" as defined in Rule 433 under the Act relating to the Shares is hereinafter called an "Issuer Free Writing Prospectus"); for purposes of this Agreement, the Pricing Prospectus and all Issuer Free Writing Prospectuses shall be collectively referred to herein as the "Disclosure Package"; the Company has made available a "bona fide electronic road show, "as defined in Rule 433 under the Act, in compliance with Rule 433(d)(8)(ii) such that no filing of any "road show" (as defined in the Rule 433(h)) is required in connection with the offering of the Shares; the Company has not, directly or indirectly, distributed and will not distribute any offering materials in connection with the Offering other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act; and the Company will file with the Commission all Issuer Free Writing Prospectuses (provided that such filing is authorized in accordance with Section 6(a) hereof), if any, in the time and manner required under Rule 433(d) of the Act;

           (ii)  No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriters' Information (as defined in Section 9(e) hereof);

          (iii)  For the purposes of this Agreement, the "Applicable Time" is 5:00 pm (Eastern time) on the date of this Agreement. The Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Disclosure Package in reliance upon and in conformity with the Underwriters' Information; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement;

          (iv)  The Company meets the general eligibility requirements for use of Form F-1 under the Act. The Company is a "foreign private issuer" as defined in Rule 405 of the Act as of the date of any Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and Registration Statement and as of the date hereof. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder. The Registration Statement did not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the date of the Prospectus and any amendment or supplement thereto, the Prospectus and any amendments or supplements thereto will not contain any untrue statement of a material fact and will not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this sentence and the preceding sentence shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriters' Information;

           (v)  Neither the Company nor any of the Relevant Subsidiaries has sustained since the date of the latest audited consolidated financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of the Relevant Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus;

          (vi)  The Company and the Relevant Subsidiaries have good and marketable title to all of the respective personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Relevant Subsidiaries; and any real property and buildings held under lease by the Company and the Relevant Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Relevant Subsidiaries; and neither the Company nor any of its subsidiaries holds any interest, other than valid leasehold interests, in any real property;

         (vii)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, where such concept is applicable, with power and authority (corporate and other) to own its property and conduct its business as described in the Pricing Prospectus and the Prospectus, and has been duly qualified as a foreign corporation, where such concept is applicable, for the transaction of business and is in good standing under the laws of each other jurisdiction, where such concept is applicable, in which it owns or leases property or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, where such concept is applicable, with power and authority (corporate and other) to own its property and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign organization, where such concept is applicable, for the transaction of business and is in good standing under the laws of each other jurisdiction, where such concept is applicable, in which it owns or leases property or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

        (viii)  The Company has an authorized, issued and outstanding capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and, are fully paid and non-assessable and conform to the description of such capital stock contained in the Pricing Prospectus and Prospectus under the caption "Capital Structure"; and all of the issued shares of capital stock or other ownership interests, if any, of each subsidiary of the Company (i) have been duly and validly authorized and issued, (ii) were issued in compliance with all applicable Canadian, state, federal and foreign securities laws or an exemption thereto, and (iii) are fully paid and non-assessable and (except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and the Company does not own, and at each Time of Delivery (as defined in Section 4 below), will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association or other entity, other than as described in the Pricing Prospectus;

          (ix)  The Company has the full right, power and authority to enter into this Agreement and to perform and discharge its obligations hereunder; and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms. The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Pricing Prospectus and the Prospectus. No preemptive or similar rights with respect to, or any restrictions (other than under any applicable Canadian, other foreign, federal and state securities laws) upon the voting or transfer of, the Shares or the issue and sale thereof exist;

           (x)  The issue and sale of the Shares to be sold by the Company and the execution, delivery and performance by the Company with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a Repayment Event (as defined below), breach or violation of any of the material terms or provisions of, or constitute a default under, or give rise to a right of termination under, or result in the acceleration of any obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Relevant Subsidiaries is a party or by which the Company or any of the Relevant Subsidiaries are bound or to which any of the property or assets of the Company or any of the Relevant Subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws, where such concepts are applicable, or any other organizational documents of the Company or any of the Relevant Subsidiaries (collectively as to any entity, the "Charter Documents") or result in any material violation of any statute or any judgment, writ, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Relevant Subsidiaries or any of their properties, or any stock exchange having jurisdiction over the Company or any of the Relevant Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and requisite filings with applicable regulatory authorities in Canada; and, as used herein, "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary;

          (xi)  Neither the Company nor any of the Relevant Subsidiaries is (i) in violation of its Charter Documents, or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or to which any of its property or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject, with respect to clauses (ii) and (iii), which default or violation would have a Material Adverse Effect (as defined below). The Company has in effect controls and procedures for ensuring compliance in all material respects with any agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected or any indenture, mortgage, deed of trust, loan agreement, lease or other agreement;

         (xii)  [Reserved];

        (xiii)  Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Relevant Subsidiaries is a party or of which any property of the Company or any of the Relevant Subsidiaries is the subject which, if determined adversely to the Company or any of the Relevant Subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future condition (financial or otherwise), stockholders' equity, results of operations, assets, properties, business or prospects of the Company and the Relevant Subsidiaries ("Material Adverse Effect"); and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

        (xiv)  The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as contemplated herein, will not be required to register as an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

         (xv)  At the time of filing the Initial Registration Statement the Company was not and is not an "ineligible issuer," as defined under Rule 405 under the Act;

        (xvi)  To the best of the Company's knowledge, KPMG, LLP, who have certified and audited certain financial statements of the Company and its subsidiaries and who have prepared certain pro forma unaudited financial statements of the Company and its subsidiaries included or incorporated by reference in the Prospectus, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder and are independent with respect to the Company within the meaning of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder (the "Sarbanes-Oxley Act"); as of the date hereof and each Time of Delivery, the Company is and will be in compliance with all material applicable corporate governance requirements of The NASDAQ Stock Market LLC;

       (xvii)  The Company maintains a system of internal control over financial reporting in accordance with applicable requirements under Canadian law that has been designed by the Company's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP"). The Company's internal control over financial reporting is effective and, other than as set forth in the Pricing Prospectus and the Prospectus, as of December 31, 2006, June 30, 2007 and the date hereof, (i) there has been no significant deficiencies in the design of internal controls that could adversely affect the ability of the Company and its subsidiaries to record, process, summarize and report financial data and (ii) there has been no material weaknesses in the Company's internal control over financial reporting (whether or not remediated). The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) books, records and accounts are made and kept in reasonable detail and, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company, (b) transactions are executed in accordance with management's general or specific authorization, (c) transactions are recorded as necessary (1) to permit preparation of financial statements in conformity with U.S. GAAP or any other criteria applicable to such statements, and (2) to maintain accountability for assets, (d) access to assets is permitted only in accordance with management's general or specific authorization and (e) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company's Chief Executive Officer and Chief Financial Officer have reviewed and agreed with the selection, application and disclosure of critical accounting policies and have consulted with the Company's independent registered public accounting firm with regard to such disclosure;

      (xviii)  [Reserved];

        (xix)  The Company maintains disclosure controls and procedures in accordance with applicable requirements under Canadian law that have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within those entities for purposes of making disclosures in the Disclosure Package; and such disclosure controls and procedures are effective as of December 31, 2006, June 30, 2007 and the date hereof;

         (xx)  There are no contracts, agreements or understandings between the Company or any of the Relevant Subsidiaries and any person granting such person the right to require the Company or any of the Relevant Subsidiaries to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or to have such securities otherwise registered by the Company under the Act, except for rights that have been waived in writing, and except as described in the Registration Statement or the Pricing Prospectus;

        (xxi)  Other than as set forth in the Pricing Prospectus, the Company and the Relevant Subsidiaries own or have the right to use pursuant to license, sublicense, agreement or permission all patents, trademarks, service marks, patent applications, trade names, copyrights, trade secrets, domain names, information, proprietary rights and processes ("Intellectual Property") that the Company reasonably believes to be necessary (i) for their business as described in the Pricing Prospectus and (ii) to the Company's knowledge, in connection with future products and services, without any material conflict with or infringement of the interests of others, and have taken all reasonable steps necessary to secure or perfect its interests in such Intellectual Property and have taken all reasonable steps necessary to secure assignment of such Intellectual Property from its employees and contractors; except as set forth in the Prospectus, the Company has no knowledge of any infringement by any third party of the trademark, trade name, patent, copyright, license, trade secret, know-how, intellectual property or other similar rights of the Company or any of the Relevant Subsidiaries; except as set forth in the Pricing Prospectus, the Company is not aware of outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company which are required to be set forth in the Pricing Prospectus, and, except as set forth in the Pricing Prospectus, neither the Company nor any of the Relevant Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity which are required to be set forth in the Prospectus; to the Company's knowledge, none of the technology employed by the Company or any of the Relevant Subsidiaries has been obtained or is being used by the Company or the Relevant Subsidiaries in violation of any contractual or fiduciary obligation binding on the Company or any of the Relevant Subsidiaries or any of its directors or executive officers or, to the Company's knowledge, any of its employees or otherwise in violation of the rights of any persons; except as disclosed in the Pricing Prospectus, neither the Company nor any of the Relevant Subsidiaries has received any written or, to the Company's knowledge, oral communications alleging that the Company or any of the Relevant Subsidiaries has violated, infringed or conflicted with, or, by conducting its business as set forth in the Prospectus, would violate, infringe or conflict with any of the Intellectual Property of any other person or entity which would have a Material Adverse Effect; and the Company and the Relevant Subsidiaries have taken and will maintain reasonable measures to prevent the unauthorized dissemination or publication of their confidential information and, to the extent contractually required to do so, the confidential information of third parties in their possession;

       (xxii)  The consolidated financial statements and unaudited consolidated pro forma financial statements and respective schedules of the Company, and the related notes thereto, included in the Registration Statement and the Pricing Prospectus present fairly in all material respects the financial position of the Company as of the respective dates of such financial statements and schedules, and the stockholders' equity, results of operations and cash flows of the Company for the respective periods covered thereby; such statements, schedules and related notes have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods covered thereby, except in the case of unaudited financial statements, which are subject to normal year-end adjustments and do not contain footnotes as permitted by applicable rules of the Commission, and all adjustments necessary for a fair presentation of results for such periods have been made; all assumptions in preparation of the unaudited consolidated pro forma financial statements and schedules, included in the Registration Statement and the Pricing Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein; no other financial statements or schedules are required to be included in the Registration Statement; and the summary and selected financial data set forth in the Prospectus under the captions "Summary Consolidated Financial Data", "Pro Forma Consolidated Summarized Information," "Capitalization" and "Selected Consolidated Financial Data" fairly present in all material respects the information set forth therein on the basis stated in the Registration Statement; and, other than as disclosed in the Registration Statement and the Pricing Prospectus, there are no off-balance sheet arrangements, outstanding guarantees or other contingent obligations of the Company or any of its subsidiaries that could reasonably be expected to have a Material Adverse Effect;

      (xxiii)  All contracts described in the Registration Statement, the Pricing Prospectus or the Prospectus or filed as an exhibit to the Registration Statement to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or such subsidiary, constitute valid and binding agreements of the Company or such subsidiary and are enforceable against and by the Company or such subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the rights of creditors generally and by equitable principles;

      (xxiv)  Other than PharmaForm, which, on a combined basis, would constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X, there are no subsidiaries of the Company that constitute "significant subsidiaries" as defined in Rule 1-02 of Regulation S-X; other than the Relevant Subsidiaries, no subsidiary of the Company has any business operations, holds any material assets or has any material liabilities; and each of the Company's subsidiaries is wholly-owned, directly or indirectly, by the Company;

        (xxv)  The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement;

      (xxvi)  Any statistical, industry-related and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects;

     (xxvii)  Neither the Company nor any of the Relevant Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in material compliance with the FCPA;

    (xxviii)  The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in the jurisdictions in which the Company or any of its subsidiaries conduct their respective operations or activities, if any, (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency in the United States, Canada, Barbados and Finland, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

       (xxix)  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

        (xxx)  Except as set forth in the Disclosure Package, the Company has complied in all material respects with, is not in violation of, and has not received any written notices of violation with respect to any laws, statutes, rules, regulations or orders administered, issued or enforced by the U.S. Food and Drug Administration (the "FDA"), Health Canada's Therapeutic Products Directorate ("TPD"), the European Medicines Agency ("EMEA"), the European Commission's Enterprise Directorate General, the regulatory agencies within each E.U. Member State granting Marketing Authorization through the Mutual Recognition Procedure ("EU regulatory agencies") or any other U.S. or foreign federal, state or local governmental or quasi-governmental authority exercising comparable authority over the Company or any of its products ("Governmental Authority") applicable to the ownership, testing, development, processing, manufacture, packaging, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company ("Applicable Laws"), or any license, certificate, approval, clearance, authorization, permit, application, supplement or amendment required by any Applicable Laws ("Authorizations"). Except as set forth in the Disclosure Package, the Company possesses all required Authorizations and such Authorizations are in full force and effect. Except as set forth in the Disclosure Package, the Company has not received from the FDA or any other Governmental Authority any notice of adverse findings, notices of violations, regulatory letters, warning letters, untitled letters, criminal proceeding notices under Section 305 of the Federal Food, Drug, and Cosmetic Act or other similar communication from the FDA or other Governmental Authority alleging or asserting noncompliance with Applicable Laws or any Authorizations, and there have been no seizures or suspensions of Authorizations conducted or threatened by the FDA, or any other Governmental Authority, and no recalls, market withdrawals, field notifications, notifications of misbranding or adulteration, safety alerts or similar actions relating to the safety or efficacy of the Company's products or any alleged product defect or violation have been conducted by the Company or requested or threatened by the FDA or any other Governmental Authority. The Company has no knowledge that the FDA or any other Governmental Authority has initiated, conducted or intends to initiate any such notice or action. Except as set forth in the Disclosure Package, the Company has not received notice of any claim, litigation, action, suit, proceeding, hearing, investigation, or other similar action from the FDA or other Governmental Authority alleging that any Company operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any other Governmental Authority is considering any such claim, litigation, action, suit, proceeding, hearing, or investigation. Except as set forth in the Disclosure Package, each regulatory submission of the Company's products has been filed and maintained in material compliance with all Applicable Laws and Authorizations, and all laboratory and clinical studies and tests currently being conducted and that support clearance or approval of its products are or have been conducted in material compliance with all Applicable Laws and Authorizations. Except as set forth in the Disclosure Package, no filing or submission to the FDA or any other Governmental Authority, contains any material omission or false information, and the Company has not received any notices or correspondence from FDA or any other Governmental Authority, Institutional Review Board or foreign comparable authority requiring termination, suspension or clinical hold of any laboratory and clinical studies and tests conducted or currently being conducted by or on behalf of the Company. Except as set forth in the Disclosure Package, the Company is not aware of any facts which are reasonably likely to cause (i) the non-approval or non-clearance of any products intended to be sold by the Company, (ii) a change in the marketing classification or labeling of any such products, (iii) a termination or suspension of clinical trials being conducted by or on behalf of the Company or (iv) a suspension or revocation of any of the Company's Authorizations. The clinical trials and tests conducted by or on behalf of the Company that are described in, and the results of which are referred to in, the Registration Statement, the Disclosure Package, the Prospectus and the Preliminary Prospectuses, if any, are the only clinical trials and tests currently being conducted by or on behalf of the Company, and, to the best of the Company's knowledge, such studies and tests were and, if still pending, are being conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and in material compliance with Applicable Laws and Authorizations;

       (xxxi)  There are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees or indebtedness by the Company or any of the Relevant Subsidiaries, to or for the benefit of any of the officers or directors of the Company or any of their respective family members.

     (xxxii)  Except as set forth in the Disclosure Package, each of the Company and PharmaForm possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate U.S. federal, Canadian federal, provincial, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them as described in the Prospectus, including without limitation, all such registrations, approvals, clearances, certificates, authorizations and permits required by the FDA and any other Governmental Authority engaged in the regulation of clinical trials, pharmaceuticals, medical devices or biohazardous substances or materials; the Company and PharmaForm are in compliance with the requirements of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect; and neither the Company nor PharmaForm has received any notice of proceedings relating to the revocation, suspension, modification, withdrawal, or termination of any such Governmental Licenses, and there are no facts or circumstances, including without limitation facts or circumstances relating to the revocation, suspension, modification, withdrawal or termination of any Governmental Licenses held by others, known to the Company, that could lead to the revocation, suspension, modification, withdrawal or termination of any such Governmental Licenses; and neither the Company nor PharmaForm has reason to believe that any party granting any such Governmental Licenses is considering revoking, suspending, modifying, withdrawing, or terminating the same in any material respect; and neither the Company nor PharmaForm has failed, when required, to submit to the FDA an Investigational New Drug Application ("IND") or a comparable submission to a foreign Governmental Authority for a clinical trial it is conducting or sponsoring; all such submissions and any IND and New Drug

  Application submissions were in material compliance with applicable laws when submitted; and no material deficiencies have been asserted by the FDA or any other Governmental Authority with respect to any such submissions.

    (xxxiii)  [Reserved].

     (xxxiv)  The Company and the Relevant Subsidiaries, where applicable, have properly filed or caused to be filed with the United States Patent and Trademark Office (the "PTO") and applicable foreign and international patent authorities all pending or issued patent applications owned by the Company (the "Company Patent Applications"); and to the knowledge of the Company, the Company and the Relevant Subsidiaries have complied with the PTO's duty of candor and disclosure, have disclosed all material facts, printed publications and patent references to the PTO, if any, and have not knowingly made a material misrepresentation in the Company Patent Applications filed in the United States; and to the knowledge of the Company, the Company and the Relevant Subsidiaries have disclosed all material facts, printed publications and patent references to those patent offices to the extent required by the applicable jurisdiction and have not knowingly made a material misrepresentation in the Company Patent Applications filed outside the United States; and to the knowledge of the Company and except as disclosed in the Prospectus, neither the Company nor the Relevant Subsidiaries has knowledge of any fact which would preclude the patentability, validity or enforceability of any patents and patent applications in the Company's Intellectual Property; and neither the Company nor the Relevant Subsidiaries has knowledge of any information which would preclude the Company, the Relevant Subsidiaries or, as applicable, its licensors from having clear title to the patents and patent applications in the Company's Intellectual Property; and except as disclosed in the Pricing Prospectus and the Prospectus, all assignments for all patents and/or patent applications in the Company's Intellectual Property have been properly executed and/or submitted for recordation for each named inventor;

      (xxxv)  Neither the Company nor, to the Company's knowledge, the Company's officers, directors, shareholders or any of its affiliates (within the meaning of the National Association of Securities Dealers, Inc. (the "NASD") Conduct Rule 2720(b)(1)(a)), directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(dd) of the By-laws of the NASD) of, any member firm of the NASD; and the Company is not a related or connected issuer of any of the Underwriters within the meaning of applicable securities laws in Canada;

     (xxxvi)  Except as disclosed in the Pricing Prospectus and the Prospectus, the Company and the Relevant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they engage; the Company has no reason to believe that it and the Relevant Subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect;

    (xxxvii)  All of the information provided by or behalf of the Company in writing to the Underwriters or to the Underwriters' counsel specifically for use by the Underwriters' counsel in connection with its COBRADesk filings (and related disclosure) with the NASD is true, complete and correct in all material respects;

   (xxxviii)  The Company has validly appointed Andrew Reiter, Chief Financial Officer, Akela Pharma Inc., with offices located at 11400 Burnett Road, Suite 4010, Austin, Texas 78758, as its authorized agent for service of process in the United States;

     (xxxix)  No labor disturbance by the employees of the Company or any of the Relevant Subsidiaries exists or, to the best of the Company's knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Relevant Subsidiaries' principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary;

          (xl)  Each employee benefit plan of the Company or any of the Relevant Subsidiaries is in compliance in all material respects with applicable law, including, as to any such plans available to employees in the United States, the Employee Retirement Income Security Act of 1974, as amended, including regulations and published interpretations thereunder ("ERISA") and the Internal Revenue Code of 1986, as amended, including regulations and published interpretations thereunder (the "Code"). The Company and the Relevant Subsidiaries have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company or any of the Relevant Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification;

         (xli)  The Company and the Relevant Subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses ("Environmental Laws"), except where the failure to comply would not, singularly or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Pricing Prospectus, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of the Relevant Subsidiaries (or, to the Company's knowledge, any other entity for whose acts or omissions the Company or any of the Relevant Subsidiaries is or may otherwise be liable) upon any of the property previously owned or now or previously leased by the Company or any of the Relevant Subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and, except as disclosed in the Pricing Prospectus, there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect;

        (xlii)  Except as disclosed in the Pricing Prospectus, the Company and the Relevant Subsidiaries, each (i) has timely filed all necessary federal, state, local and foreign tax returns which have been required to be filed as of the date hereof, and all such returns were true, complete and correct in all material respects, (ii) has paid all federal, state, local and foreign taxes, assessments, governmental or other charges which have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with U.S. GAAP, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the best of its knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) of this paragraph (d), that would not, singularly or in the aggregate, have a Material Adverse Effect. The Company has not participated in a "reportable transaction" within the meaning of U.S. Treasury regulation Section 1.6011-4(b) or a "listed transaction," as defined in

  Section 6707A(c)(2) of the Internal Revenue Code of 1986, as amended. The accruals and reserves on the books and records of the Company and the Relevant Subsidiaries in respect to tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period, and since January 1, 2002 the Company and the Relevant Subsidiaries each has not incurred any liability for taxes other than in the ordinary course;

       (xliii)  The minute books of the Company and each of its subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary, in all material respects, of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company (or analogous governing bodies and interest holders, as applicable), and each of its subsidiaries since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes;

       (xliv)  Except as disclosed in the Pricing Prospectus, no relationship, direct or indirect, exists between or among the Company and any of the Relevant Subsidiaries on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its subsidiaries or any of their affiliates on the other hand, which is required to be described in the Disclosure Package and the Prospectus or a document incorporated by reference therein and which is not so described;

        (xlv)  [Reserved];

       (xlvi)  Neither the Company nor any of the Relevant Subsidiaries own any "margin securities" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Stock will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Stock to be considered a "purpose credit" within the meanings of Regulation T, U or X of the Federal Reserve Board;

      (xlvii)  Except as contemplated by this Agreement and as disclosed in the Registration Statement and the Pricing Prospectus, neither the Company nor any of the Relevant Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Stock or any transaction contemplated by this Agreement, the Registration Statement or the Disclosure Package;

     (xlviii)  [Reserved];

       (xlix)  There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company's or any of the Relevant Subsidiaries' liquidity or the availability of or requirements for their capital resources required to be described in the Disclosure Package and the Prospectus or a document incorporated by reference therein which have not been described as required;

            (l)  Except for stock issuances disclosed in the Registration Statement, the Company has not sold or issued any shares of Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A or Regulations D or S under the Act, other than any shares of Stock issued upon exercise of warrants and stock options granted pursuant to the Company's equity incentive plans and Stock issued pursuant to existing contractual obligations, which warrants, stock options and Stock issued pursuant to contractual rights are described in each of the Pricing Prospectus and the Prospectus;

           (li)  Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or which would reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company; and

          (lii)  Neither the Company nor any of its subsidiaries or controlled affiliates does business with the government of Cuba or with any person located in Cuba within the meaning of Section 517.075, Florida Statutes.

        2.     (a) Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, on or about October    , 2007, but in no event later than December    , 2007 at a purchase price per share of $[            ], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by the Company by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

          (b)   The Company hereby grants to the Underwriters the right to purchase at their election up to 787,500 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

          (c)   The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as advisable in your judgment. The Company is further advised by you that the Shares are to be offered to the public initially at a price of $[    ] per Share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a selling concession of not more than $[    ] per Share below the Public Offering Price, and that any Underwriter may allow, and such dealers may re-allow, a selling concession, not in excess of $[    ] per Share, to any Underwriter or to certain other dealers.

        3.     Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus. The Underwriters agree not to make any sales of the Shares in Canada except pursuant to an exemption from the prospectus requirements of Canadian securities laws, and in accordance with the dealer registration requirements of those laws of available exemptions therefrom.

        4.     (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Lazard Capital Markets may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to Lazard Capital Markets, through the facilities of the Clearing and Depository Services, Inc. ("CDS"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Custodian to Lazard Capital Markets at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of CDS or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on October    , 2007 or such other time and date as Lazard Capital Markets and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Lazard Capital Markets in the written notice given by Lazard Capital Markets of the Underwriters' election to purchase such Optional Shares, or such other time and date as Lazard Capital Markets and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

          (b)   The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of Kirkpatrick & Lockhart Preston Gates Ellis LLP, State Street Financial Center, Boston, Massachusetts 02111 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [    ]:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

          (c)   The cost of original issue tax stamps and other transfer taxes, if any, in connection with the issuance and delivery of the Shares by the Company to the respective Underwriters shall be borne by the Company. The Company (i) will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Shares (ii) and will comply with all laws imposing such taxes.

        5.     The Company agrees with each of the Underwriters:

          (a)   To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall not have been approved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the

  Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the happening of any event during the Prospectus Delivery Period (as defined in Section 5(c)) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances in which they are made, not misleading; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares or the initiation or threatening of any proceeding for that purpose, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening that purpose, of the receipt of any notification with respect to the suspension of the Shares for quotation on the NASDAQ Global Market ("NASDAQ") or the initiation or threatening of any proceeding for that purpose or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information or any other purpose; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A, the Company will comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and notify the Representatives promptly of all such filings;

          (b)   Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c)   Prior to            :                .m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine (9) months after the time of issue of the Prospectus (the "Prospectus Delivery Period") in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time after the Prospectus Delivery Period, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

          (d)   To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

          (e)   During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the "Lock-Up Period"), not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Stock or any securities convertible into or exercisable or exchangeable for Stock, or warrants or other rights to purchase Stock or any such securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Stock or any securities convertible into or exercisable or exchangeable for Stock, or warrants or other rights to purchase Stock or any such securities, whether any such transaction is to be settled by delivery of Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii), in each case, without the prior written consent of Lazard Capital Markets; provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 5(e) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs, unless Lazard Capital Markets waives, in writing, such extension; provided, however, that the Company may issue, or grant options to purchase, shares of Stock, or securities convertible into, or exercisable or exchangeable for, shares of Stock, or warrants or rights to purchase Stock or any such securities, for cash or otherwise, pursuant to (a) any compensatory or benefit plan, including an option plan, existing on the date hereof and which is filed as an exhibit to the Registration Statement or (b) any contract, agreement, instrument, guarantee, obligation or arrangement to which the Company is a party as of the date hereof and which is filed as an exhibit to the Registration Statement. The Company will provide Lazard Capital Markets and each stockholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 8(k) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period;

          (f)    To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

          (g)   During a period of five (5) years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided, however, the Company shall not be required to provide information filed publicly with the SEC through its Electronic Data Gathering Analysis and Retrieval System ("EDGAR"); and provided further, the Company shall not be required to provide material non-public information to you in the absence of a confidentiality and non-disclosure agreement;

          (h)   To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Prospectus under the caption "Use of Proceeds";

          (i)    To use its best efforts to list, subject to notice of issuance, the Shares on NASDAQ and to use its best efforts to comply with NASDAQ's continued listing qualifications;

          (j)    To file with the Commission and NASDAQ during the period when the Pricing Prospectus or Prospectus is required to be delivered under the Act or the Exchange Act, all documents required to be filed under the Exchange Act. Additionally, the Company shall file with the Commission such information on any appropriate form as may be required under Rule 463 of the Act within the time periods required by the Exchange Act and NASDAQ and the rules and regulations of the Commission thereunder;

          (k)   If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission within the time required by, and otherwise in compliance with, Rule 462(b) and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

          (l)    To refrain from taking at any time, directly or indirectly, any action designed or that might reasonably be expected to cause or result in, or that will constitute, stabilization of the price of any security of the Company;

          (m)  Prior to the last Time of Delivery, to refrain from issuing any press release, directly or indirectly, or holding any press conference, in each case with respect to the Company's financial condition, earnings, business, operations or prospects, or the offering of the Shares, without the prior written consent of Lazard Capital Markets, such consent not to be unreasonably withheld, unless in the judgment of the Company and its counsel, after notification to Lazard Capital Markets, such press release or conference is required by law;

          (n)   Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

          (o)   On an annual basis, to make a prompt determination as to whether it was a "passive foreign investment company" within the meaning of Section 1297(a) of the Internal Revenue Code of 1986, as amended (the "Code") for the preceding fiscal year, including any qualifications; to promptly report such determination in the next filing of an annual report with the Commission and to provide stockholders with the necessary information to make a "qualified electing fund" election as defined under the Code; provided, however, that nothing in this Section 5(o) shall be interpreted as an undertaking to qualify as a "passive foreign investment company";

          (p)   [Reserved];

          (q)   Until the Underwriters shall have notified the Company of the completion of the offering of the Stock, that the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act), not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock;

          (r)   Not to take any action prior to the Applicable Time which would require the Prospectus to be amended or supplemented;

          (s)   To at all times from and after the effective date of the Registration Statement comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time; and

          (t)    To use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Applicable Time and to satisfy all conditions precedent to the delivery of the Stock.

        6.     (a) The Company represents and agrees that, without the prior consent of Lazard Capital Markets, it has not made and will not make any offer relating to the Shares that would constitute a "free writing prospectus" as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and Lazard Capital Markets, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and Lazard Capital Markets is listed on Schedule III(a) hereto.

          (b)   The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

          (c)   The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Lazard Capital Markets and, if requested by Lazard Capital Markets, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriters' Information.

          (d)   The Company has provided the Underwriters with (i) personal information forms (each, a "PIF"), in the form required by and previously presented to the Toronto Stock Exchange on behalf of each director and officer of the Company listed on Annex A attached hereto, and (ii) director and officer questionnaires in the form attached hereto as Annex B (each, a "D&O Questionnaire") for each executive officer of the Company and for each member of the Company's Board of

  Directors listed on Annex C attached hereto as of the date hereof. Each PIF and each D&O Questionnaire is complete and accurate in all material respects as of the date hereof and as of each Time of Delivery. The Company agrees to promptly inform Lazard Capital Markets at any time when it (or any officer or director thereof) should learn of any fact that would cause any such D&O Questionnaire or PIF to not be complete and accurate in all material respects as of the date hereof and as of each Time of Delivery.

        7.     The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Shares on NASDAQ; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) the costs and expenses of the Company relating to investor presentations and other meetings on any "road show" (including, without limitation, any "electronic road show") undertaken in connection with the marketing of the Offering and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that with respect to each of clauses (iii) and (v), the Company shall not be required to reimburse fees of Underwriters' counsel in excess of $10,000. Except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them.

        8.     The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

          (a)   The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Company shall file a Rule 462(b) Registration Statement with the Commission within the time required by, and otherwise in compliance with, Rule 462(b) and the Company shall at the time of filing either pay to the Commission the filing fee for, the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

          (b)   Goodwin Procter LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to the matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c)   Each of Kirkpatrick & Lockhart Preston Gates Ellis LLP and Gowling Lafleur Henderson LLP, U.S. and Canadian counsel, respectively, for the Company shall have furnished to you the written opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request and in forms and substance satisfactory to you;

          (d)   Each of Leitzinger OY and Kirkpatrick & Lockhart Preston Gates Ellis LLP, Finnish, and U.S., respectively, for LAB Pharma Oy and for LAB Pharma Corporation USA and Formulation Technologies L.L.C., respectively, shall have furnished to you the written opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request and in forms and substance satisfactory to you;

          (e)   Each of Leitzinger OY, BCF LLP, Meyertons, Hood, Kivlin, Kowert & Goetzel, P.C., Finnish, Canadian and U.S. intellectual property counsel for the Company, respectively, shall have furnished to you their written opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request and in forms and substance satisfactory to you;

          (f)    On the date of this Agreement and at a time prior to the execution of this Agreement, at            :                .m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG, LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in the form attached as Annex [    ] hereto;

          (g)(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, prospects, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (h)   [Reserved];

          (i)    On or after the Applicable Time there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, The NASDAQ Stock Market LLC or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction,

  (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in your sole judgment, after consultation with the Company, impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the Disclosure Package;

          (j)    The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, for quotation on NASDAQ;

          (k)   The Company has obtained and delivered to the Underwriters executed copies of a Lock-Up Agreement from its directors, officers and holders of more than 5% of its Stock, substantially to the effect set forth in Annex E hereto;

          (l)    The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

          (m)  The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request;

          (n)   The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements;

          (o)   A certificate signed by an authorized officer of the Company dated each Time of Delivery certifying: (i) that the Charter Documents of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission (attached to such certificate), and (iv) the incumbency of the officers of the Company; and

          (p)   At each Time of Delivery, the Underwriters and counsel for the Underwriters shall have received all such information, documents and opinions as they may reasonable request for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated herein or in order to evidence the accuracy of any of the representations and warranties or the satisfaction of any of the conditions or agreements herein contained.

        9.     (a) The Company shall indemnify and hold harmless each Underwriter, its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act of or Section 20 of the Exchange Act (collectively the "Underwriter Indemnified Parties," and each a "Underwriter Indemnified Party") against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any "issuer information" filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto; or (B) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any "issuer information" filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading (C) any breach of the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or pursuant to any law, any act or failure to act, or any alleged act or failure to act, by any Underwriter in connection with, or relating in any manner to, the Securities or the Offering, and which is included as part of or referred to in any loss, claim, damage, expense, liability, action, investigation or proceeding arising out of or based upon matters covered by subclause (A), (B) or (C) above of this Section 9 (provided that the Company shall not be liable in the case of any matter covered by this subclause (C) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, expense or liability resulted directly from any such act or failure to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters' Information (as defined below). This indemnity agreement is not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

          (b)   Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the "Company Indemnified Parties" and each a "Company Indemnified Party") against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any "issuer information" filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any "issuer information" filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters' Information, and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred.

          (c)   Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 9(a) or the Underwriters in the case of a claim for indemnification under Section 9(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by Lazard Capital Markets if the indemnified parties under this Section 9 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 9 consist of any Company Indemnified Parties. Subject to this Section 9(c), the amount payable by an indemnifying party under Section 9 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (d)   If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or Section 9(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) of this Section 9(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 9(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Underwriters for use in the Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters' Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 9(d) shall be deemed to include, for purposes of this Section 9(d) , any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of Section 9(b) or this Section 9(d), no Underwriter shall be required to indemnify or contribute any amount in excess of the total compensation received by such Underwriter in connection with the Offering pursuant to this Agreement less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 9(d) are several in proportion to their respective obligations and not joint.

          (e)   The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Shares by the Underwriters set forth in (i) the last paragraph of text on the outside front cover page of each prospectus contained in the Registration Statement, any Preliminary Prospectus or the Pricing Prospectus concerning the timing and delivery of the shares; (ii) the first paragraph relating to the concession and re-allowance figures and the last full paragraph relating to referral fees under the sub-heading "Public Offering Price, Commissions and Discounts and Offering Expenses" under the caption "Underwriting" in each of the Registration Statement, any Preliminary Prospectus or the Pricing Prospectus; (iii) the third paragraph under the sub-heading "Price Stabilization, Short Positions and Penalty Bids" under the caption "Underwriting" in each of the Registration Statement, any Preliminary Prospectus and the Pricing Prospectus concerning stabilization by the Underwriters; (iv) the last three paragraphs under the sub-heading "Expenses Related to the Offering" under the caption "Underwriting"; and (v) the paragraphs under the sub-headings "Notice to Residents of European Economic Area," "Notice to Residents of the United Kingdom," "Notice to Residents of Germany," "Notice to Residents of France," "Notice to Residents of The Netherlands," and "Notice to Residents of Italy" under the caption "Underwriting" in each of the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or, as applicable, any Issuer Free Writing Prospectus relating to contact information for the Underwriters (collectively referred to herein as "Underwriters' Information") are correct and constitute the only information furnished to the Company concerning such Underwriters in connection with the public offering of the Shares.

        10.   (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notify you that they have so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the

Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

          (b)   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c)   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default. For the avoidance of doubt, nothing herein shall entitle the Underwriters to take and pay for less than all of the Shares, if any of the Shares are purchased under the Agreement.

        11.   The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

        12.   If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

        13.   In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Lazard Capital Markets on behalf of you as the representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at in care of Lazard Capital Markets, 30 Rockefeller Plaza, New York, NY 10020, Attention: General Counsel; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as the representatives at Lazard Capital Markets, 30 Rockefeller Plaza, New York, NY 10020, Attention: General Counsel. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

        14.   This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

        15.   Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

        16.   The Company acknowledges and agrees that:

          (a)   the Underwriters' responsibility to the Company is solely contractual in nature, the Underwriters have been retained solely to act as Underwriters in connection with the Offering and no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters or Lazard Frères & Co. LLC has advised or is advising the Company on other matters;

          (b)   the price of the Shares set forth in this Agreement was established following arms-length negotiations and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

          (c)   it has been advised that the Underwriters and Lazard Frères & Co. LLC and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

          (d)   it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

        17.   [Reserved.]

        18.   This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

        19.   In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior and all contemporaneous agreements (whether written or oral), understandings and negotiations with respect to the subject matter hereof. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

        20.   The Company (on its own behalf and, to the extent permitted by law, on behalf of its stockholders) and each of the Underwriters severally hereby (i) irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and (ii) irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement.

        21.   This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        22.   Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, "tax structure" is limited to any facts that may be relevant to that treatment.

        If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel and the Custodian, of any counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,
AKELA PHARMA INC.
		By:	Name: Title:
Accepted as of the date hereof: Lazard Capital Markets LLC Oppenheimer & Co. Broadpoint Capital, Inc.
LAZARD CAPITAL MARKETS LLC
By:	Name: Title:
OPPENHEIMER & CO., INC.
By:	Name: Title:
BROADPOINT CAPITAL, INC.
By:	Name: Title:

SCHEDULE I

	Total Number of Firm Shares to be Purchased	Number of Option Shares to be Maximum Option Exercised
Underwriter
Lazard Capital Markets LLC
Oppenheimer & Co.
Broadpoint Capital, Inc.

Total

SCHEDULE II

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
The Company

Total

SCHEDULE III

(a)
Issuer Free Writing Prospectuses:

ANNEX A—Personal Information Forms

Yves Glaude
Dr. Hans Rainer Hoffmann
Dr. Gunter Knorr
Rolf Reininghaus
Dr. Maurice St. Jacques
Robert O. Williams
Jean-Marie Pomerleau
Keijo Vakiparta
Stephen Lermer

ANNEX B—Form of Director and Officer Questionnaire

ANNEX C—Directors and Officers

Dr. Peter Barrett
Yves Glaude
Dr. Hans Rainer Hoffmann
Dr. Halvor Jaeger
Dr. Gunter Knorr
Rolf Reininghaus
Dr. Maurice St. Jacques
Robert O. Williams
Andrew Reiter
Barbara Lead
Josef Bossart
Jean-Marie Pomerleau
Dr. Roman Denk
Stephen Lermer
Richard Martin

ANNEX D—KPMG Comfort Letter

ANNEX E—Form of Lock-Up Agreements

QuickLinks

  Exhibit 1.1
AKELA PHARMA INC. Common Shares